STEIN ROE MUNICIPAL FUNDS

      Municipal Money Market Fund
      Intermediate Municipals Fund, Class S

      Managed Municipals Fund
      High-Yield Municipals Fund, Class S


PROSPECTUS
NOV. 1, 2001





ALTHOUGH THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSION HAS NOT APPROVED OR DISAPPROVED ANY SHARES OFFERED IN THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STEIN ROE MUTUAL FUNDS
Sensible Risks.  Intelligent Investments.(SM)

Each Fund section discusses the following topic specific to that fund:
Investment Goals; Principal Investment Strategies; Principal Investment Risks; Fund Performance; and Your Expenses.

Please keep this prospectus as your reference manual.



      Municipal Money Market Fund                              2



      Intermediate Municipals Fund, Class S                    7



      Managed Municipals Fund                                 13



      High-Yield Municipals Fund, Class S                     18



      Financial Highlights                                    24



      Your Account                                            28

            Purchasing Shares                                 28
            Opening an Account                                29
            Determining Share Price                           30
            Selling Shares                                    31
            Exchanging Shares                                 34
            Fund Policy on Trading of Fund Shares             34
            Reporting to Shareholders                         34
            Dividends and Distributions                       35


      Other Investments and Risks                             37

            Derivative Strategies                             37
            Asset-Backed Securities                           37
            Municipal Lease Obligations                       38
            When-Issued Securities and Forward Commitments    38
            Zero Coupon Securities                            38
            Inverse Floating Rate Obligations                 39
            Portfolio Turnover                                39
            Temporary Defensive Positions                     39
            Interfund Lending Program                         39


      The Funds' Management                                   40

            Investment Advisor                                40
            Portfolio Managers                                40
            Master/Feeder Fund Structure                      41

      For More Information                                    42

[CALLOUT]
UNDERSTANDING TAX-EXEMPT SECURITIES

TAX-EXEMPT BONDS are issued by state and local governments for various public purposes. A tax-exempt bond, like a bond issued by a corporation or the U.S. government, obligates the issuer to pay the bondholder a fixed or variable amount of interest periodically, and to repay the principal value of the bond on a specific maturity date. Unlike taxable bonds, tax-exempt bonds pay interest that is exempt from federal income taxes and, in some cases, also from state and local taxes. As a result, the pre-tax yields on tax-exempt bonds are generally lower than the yields on taxable bonds with similar maturities. Depending on your tax bracket, however, the after-tax return (that is, the gross return minus the effect of taxes on investment income) may be equal to or better than those provided by taxable bonds. Generally, the higher your tax bracket, the more likely it is that tax-exempt bonds (and tax-exempt bond funds) may be appropriate for you. Tax-exempt bond funds may be appropriate for investors in high tax brackets who seek current income that is free from federal income tax. [/callout]

THE FUNDS
MUNICIPAL MONEY MARKET FUND

INVESTMENT GOALS The Fund seeks maximum current income exempt from federal income tax, consistent with capital preservation and the maintenance of liquidity.

PRINCIPAL INVESTMENT STRATEGIES The Fund invests all of its assets in SR&F
      Municipal Money Market Portfolio (the "Portfolio") as part of a master fund/feeder fund structure. The Portfolio invests substantially all of its assets in high-quality, tax-exempt money market securities. Money market funds are subject to strict rules that require them to buy individual securities that have remaining maturities of 13 months or less, maintain a dollar-weighted average portfolio maturity of 90 days or less, and buy only high-quality, U.S. dollar-denominated obligations.

      It is a fundamental policy that, during periods of normal market conditions, at least 80% of the Portfolio's net assets will be invested in securities that produce income that is exempt from federal income tax.

      At times the Portfolio may invest 25% or more of its total assets in tax-exempt money market securities whose issuers are located in the same state.

      The Portfolio is permitted to invest all of its assets in bonds subject to the Alternative Minimum Tax.

      The Fund seeks to preserve the value of your investment at $1 per share.

      Additional strategies that are not principal investment strategies and risks associated with them are described later in this prospectus under "Other Investments and Risks."


PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goals. You may lose money by investing in the Fund.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the Fund. Additionally, the Fund's yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.
                                         2

      Management risk means that the advisor's security selections and other investment decisions might produce losses or cause the Fund to underper-form when compared to other funds with similar investment goals. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goals or perform favorably compared with comparable funds.

      Interest rate risk is the risk of a change in the price of a security when prevailing interest rates increase or decline. In general, if interest rates rise, securities prices fall, and if interest rates fall, securities prices rise. Changes in the values of bonds usually will not affect the amount of income the Fund receives from them but will affect the value of the Fund's shares. Interest rate risk is generally greater for bonds with longer maturities.

      Because the Portfolio may invest in debt securities, the Fund is subject to issuer risk. Issuer risk is the possibility that changes in the financial condition of the issuer of a security, changes in general economic conditions, or changes in economic conditions that affect the issuer may impact its actual or perceived willingness or ability to make timely payments of interest or principal. This could result in a decrease in the price of the security and in some cases a decrease in income.

      Because the Portfolio can invest more than 25% of its total assets in securities whose issuers are located in the same state, economic, business or political developments or changes affecting one such security could similarly affect other securities.

      Tax-exempt bonds are subject to special risk. Changes in tax laws or adverse determinations by the Internal Revenue Service may make the income from some of these bonds taxable. Bonds that are backed by the issuer's taxing authority, known as general obligation bonds, may partially depend for payment on legislative appropriation and/or aid from other governments. These bonds may be vulnerable to legal limits on a government's power to raise revenue or increase taxes. Other tax-exempt bonds, known as special revenue obligation bonds, are payable from revenues earned by a particular project or other revenue source. These bonds are subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or private company, rather than to the credit of the state or local government issuer of the bonds.

      The interest income distributed by the Fund from certain tax-exempt bonds may be subject to the federal Alternative Minimum

      Tax for individuals and corporations. Consult your tax advisor for more information.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Municipal Money Market Fund if you:
      - want a relatively stable and liquid investment producing income which is largely exempt from ordinary federal income taxes
      - are in a tax bracket that makes tax-exempt investing appropriate for you
      -     are saving for a short-term investment or creating an emergency fund
      - want to diversify your investment portfolio with cash-equivalent investments and minimize your federal income taxes
      -     want the ability to write checks on your account

      Municipal Money Market Fund is not appropriate for investors who:

      -     want high return potential
      -     are not interested in generating current income


FUND PERFORMANCE The following charts show the Fund's performance for the past
      10 calendar years through Dec. 31, 2000. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. Any expense reduction arrangements may be discontinued at any time. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.


      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

      6%
      5%
      4%
      3%   3.84%                              3.36%       3.00%    3.12%             2.77%    3.63%
      2%            2.39%             2.27%                                2.95%
      0%                     1.86%
           1991     1992     1993     1994    1995        1996     1997    1998      1999     2000


[end of bar chart]
[  ] Municipal Money Market Fund


The Fund's year-to-date total return through Sept. 30, 2001, was +2.01%.

For the period shown in the bar chart above:


Best quarter:  1st quarter  1991, +1.06%


Worst quarter:  1st quarter 1994, +0.43%


      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. We show returns for calendar years to be consistent with the way other mutual funds report performance in their prospectuses. This provides an indication of the risks of investing in the Fund.


                          AVERAGE ANNUAL TOTAL RETURNS


                                  PERIODS ENDING DEC. 31, 2000
                                    1 YR     5 YR      10 YR
Municipal Money Market Fund       3.63%       3.09%     2.92%



      For current 7-day yield information, please call 800-338-2550.

YOUR EXPENSES This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund or the Portfolio pays fees and other expenses that reduce your investment return.

                       ANNUAL FUND OPERATING EXPENSES(b)

      (expenses that are deducted from Fund assets)
      Management fees(c)                                 0.50%
      Distribution and service (12b-1) fees              None
      Other expenses                                     0.31%
      --------------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES(d)            0.81%


      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Annual fund operating expenses consist of Fund expenses plus the Fund's share of the expenses of the Portfolio. Fund expenses include management fees and administration costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Portfolio pays a management fee of 0.25% and the Fund pays an administration fee of 0.25%.


      (d) The Fund's advisor has voluntarily agreed to reimburse the Fund for certain expenses so that the total annual fund operating expenses (exclusive of distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 0.70%. As a result, the actual management fee would be 0.39% and total annual fund operating expenses would be 0.70%. A reimbursement lowers the expense ratio and increases overall return to investors.


     EXPENSE EXAMPLE

     This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the same hypothetical assumptions that other funds use in their prospectuses:

- -     $10,000 initial investment

- -     5% total return each year

- -     Fund's operating expenses remain the same

- -     redemption at the end of each time period

     Your actual costs may be higher or lower because in reality fund returns and other expenses change. This example reflects expenses of both the Fund and the Portfolio. Expense reimbursements are in effect for the first year in the periods below. Expenses based on these assumptions are:

                                EXPENSE EXAMPLE

                                   1 yr  3 yrs   5 yrs   10 yrs
Municipal Money Market Fund        $83    $259   $450    $1,002

THE FUNDS

INTERMEDIATE MUNICIPALS FUND, CLASS S


INVESTMENT GOALS The Fund seeks a high level of total return, consisting of current income exempt from federal income tax, consistent with the preservation of capital.


PRINCIPAL INVESTMENT STRATEGIES Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in tax-exempt securities. At least 75% of the Fund's total assets are invested in tax-exempt securities that are at the time of purchase:


- - rated at least BBB by Standard & Poor's, a division of The McGraw Hill Companies,

- -   rated at least Baa by Moody's Investors Service, Inc.,

- -   given a comparable rating by another nationally recognized rating agency,

- -   unrated securities that Stein Roe believes to be of comparable quality, or

- -   backed by the full faith and credit or guarantee of the U.S. government.

      The Fund may also invest up to 25% of its total assets in lower-rated debt securities. These securities are sometimes referred to as "junk bonds" and are at the time of purchase:


- -   rated below BBB by Standard & Poor's, a division of The McGraw Hill
      Companies,

- -   rated below Baa by Moody's Investors Service, Inc.,

- - given a comparable rating by another nationally recognized rating agency; or

- -   unrated securities that Stein Roe believes to be of comparable quality.


      It is a fundamental policy that, during periods of normal market conditions, at least 80% of the Fund's net assets will be invested in securities that produce income that is exempt from federal income tax. The Fund expects to maintain a dollar-weighted average maturity of three to 10 years.

      The Portfolio is permitted to invest all of its assets in bonds subject to the Alternative Minimum Tax.

      Additional strategies that are not principal investment strategies and risks associated with them are described later in this prospectus under "Other Investments and Risks."

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goals. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock and bond selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with similar investment goals. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goals or perform favorably compared with comparable funds.

      Interest rate risk is the risk of a change in the price of a bond when prevailing interest rates increase or decline. In general, if interest rates rise, bond prices fall, and if interest rates fall, bond prices rise. Changes in the values of bonds usually will not affect the amount of income the Fund receives from them but will affect the value of the Fund's shares. Interest rate risk is generally greater for bonds with longer maturities.

      Because the Portfolio may invest in debt securities, the Fund is subject to issuer risk. Issuer risk is the possibility that changes in the financial condition of the issuer of a security, changes in general economic conditions, or changes in economic conditions that affect the issuer may impact its actual or perceived willingness or ability to make timely payments of interest or principal. This could result in a decrease in the price of the security and in some cases a decrease in income.

      Lower-rated debt securities, commonly referred to as "junk bonds", involve greater risk of loss due to credit deterioration and are less liquid, especially during periods of economic uncertainty or change, than higher-quality debt securities. Lower-rated debt securities generally have a higher risk that the issuer of the security may default and not make payment of interest or principal.

      Call risk is the chance that during periods of falling interest rates, a bond issuer will "call" -- or repay -- its high-yielding bond before the bond's maturity date. The Fund could experience a decline in income if it has to reinvest the unanticipated proceeds at a lower interest rate.

      Tax-exempt bonds are subject to special risk. Changes in tax laws or adverse determinations by the Internal Revenue Service may make the income from some of these bonds taxable. Bonds that are backed by the issuer's taxing authority, known as general obligation bonds, may partially depend for payment on legislative appropriation and/or aid from other governments. These bonds may be vulnerable to legal limits on a government's power to raise revenue or increase taxes. Other tax-exempt bonds, known as special revenue obligations, are payable from revenues earned by a particular project or other revenue source. These bonds are subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or private company, rather than to the credit of the state or local government issuer of the bonds.



      The interest income distributed by the Fund from certain tax-exempt bonds may be subject to the federal Alternative Minimum Tax for individuals and corporations. Consult your tax advisor for more information.

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Intermediate Municipals Fund if you:

      - want income that is exempt from ordinary federal income tax and are looking for a higher level of return potential than generally offered by municipal money market funds in exchange for increased levels of risk

      - are in a tax bracket that makes tax-exempt investing appropriate for you

      - are a long-term investor looking to diversify your investment portfolio by investing in tax-exempt securities

      Intermediate Municipals Fund is not appropriate for investors who:

      -     are saving for a short-term investment

      -     want to avoid volatility or possible losses

      -     are not interested in generating current income

FUND PERFORMANCE The following charts show the Fund's performance for the past
      10 calendar years through Dec. 31, 2000. The returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. Any expense reduction arrangements may be discontinued at any time. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.





      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]


   12%                                       12.93%
   10%   10.67%            11.06%
    8%                                                                                      9.42%
    6%            7.63%                                           7.50%
    4%                                                   4.16%            5.45%
    2%
    0%                                                                           -1.41%
   -5%                              -3.36%

         1991     1992     1993      1994      1995      1996     1997    1998     1999     2000


[/bar chart]
[  ] Intermediate Municipals Fund


The Fund's year-to-date total return through Sept. 30, 2001, was +5.53%.


For the period show in the bar chart above:


Best quarter:  1st quarter 1995, +4.73%


Worst quarter:  1st quarter 1994, -4.24%


      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. We compare the Fund's returns with returns for the Lehman Brothers 10-Year Municipal Bond Index. We show returns for calendar years to be consistent with the way other mutual funds report performance in their prospectuses. This provides an indication of the risks of investing in the Fund.

                                        PERIODS ENDING DEC. 31, 2000
Intermediate Municipals Fund              1 YR     5 YR      10 YR

Lehman Brothers 10-Year Municipal Bond    9.42%     4.96%     6.28%
   Index*                                10.76%     5.93%     7.44%


* The Lehman Brothers 10-Year Municipal Bond Index is an unmanaged group of securities that differs from the Fund's composition; it is not available for direct investment.

YOUR EXPENSES This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund pays fees and other expenses that reduce your investment return.


       ANNUAL FUND OPERATING EXPENSES (b)
      (expenses that are deducted from Fund assets)
      Management fees (c)                             0.58%
      Distribution (12b-1) fees                        None
      Other expenses                                  0.23%
      ----------------------------------------------------
      TOTAL ANNUAL FUND OPERATING EXPENSES (d)        0.81%


      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Fund expenses include management fees and administration costs such as furnishing the Fund with offices and providing tax and compliance services.


      (c) The Fund pays a management fee of 0.44% and an administration fee of 0.14%.



      (d) The Fund's advisor has voluntarily agreed to reimburse the Fund for certain expenses so that the total annual fund operating expenses (exclusive of distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 0.70%. As a result, the actual management fee would be 0.47% and total annual fund operating expenses would be 0.70%. A reimbursement lowers the expense ratio and increases overall return to investors.

     EXPENSE EXAMPLE

     This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the same hypothetical assumptions that other funds use in their prospectuses:

     -     $10,000 initial investment
     -     5% total return each year
     -     Fund's operating expenses remain the same
     -     redemption at the end of each time period


     Your actual costs may be higher or lower because in reality fund returns and other expenses change. Expense reimbursements are in effect for the first year in the periods below. Expenses based on these assumptions are:

                                EXPENSE EXAMPLE


                                   1 yr      3 yrs       5 yrs       10 yrs
Intermediate Municipals Fund       $83        $259       $450        $1,002

MANAGED MUNICIPALS FUND

INVESTMENT GOALS The Fund seeks a high level of total return consistent with prudent risk, consisting of current income exempt from federal income tax and opportunities for capital appreciation.


PRINCIPAL INVESTMENT STRATEGIES Under normal market conditions, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes)in tax-exempt bonds, which primarily are investment grade. These securities are:



      - rated at least BBB by Standard & Poor's, a division of The McGraw Hill Companies,
      -     rated at least Baa by Moody's Investors Service, Inc.,
      - given a comparable rating by another nationally recognized rating agency, or
      - unrated securities that Stein Roe believes to be of comparable quality.


      The portfolio manager may purchase bonds of any maturity. The Fund may invest up to 35% of its total assets in any combination of the following bonds (not including pre-refunded bonds): (1) bonds rated below investment grade by a national rating agency and (2) bonds that are not rated, provided that the Fund's total investments in unrated bonds may not exceed 25% of total assets. Pre-refunded bonds are bonds that are typically escrowed with U.S. treasury bonds and may or may not be rated.

      It is a fundamental policy that, during periods of normal market conditions, the Fund's assets will be invested so that at least 80% of the Fund's income will be exempt from federal income tax.

      The Fund seeks to achieve capital appreciation through purchasing bonds that increase in market value. In addition, to a limited extent, the Fund may seek capital appreciation by using hedging techniques such as futures and options.

      The Fund is permitted to invest all of its assets in bonds subject to the Alternative Minimum Tax.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investments and Risks."

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goals. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock and bond selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with similar investment goals. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goals or perform favorably compared with comparable funds.

      Interest rate risk is the risk of a change in the price of a bond when prevailing interest rates increase or decline. In general, if interest rates rise, bond prices fall, and if interest rates fall, bond prices rise. Changes in the values of bonds usually will not affect the amount of income the Fund receives from them but will affect the value of the Fund's shares. Interest rate risk is generally greater for bonds with longer maturities.

      Because the Fund may invest in debt securities, the Fund is subject to issuer risk. Issuer risk is the possibility that changes in the financial condition of the issuer of a security, changes in general economic conditions, or changes in economic conditions that affect the issuer may impact its actual or perceived willingness or ability to make timely payments of interest or principal. This could result in a decrease in the price of the security and in some cases a decrease in income.

      Lower-rated debt securities, commonly referred to as "junk bonds", involve greater risk of loss due to credit deterioration and are less liquid, especially during periods of economic uncertainty or change, than higher-quality debt securities. Lower-rated debt securities generally have a higher risk that the issuer of the security may default and not make payment of interest or principal. Medium-quality debt securities (securities rated BBB or Baa by S&P or Moody's), although considered investment grade, may have some speculative characteristics.

      Call risk is the chance that during periods of falling interest rates, a bond issuer will "call" -- or repay -- its high-yielding bond before the bond's maturity date. The Fund could experience a decline in income if it has to reinvest the unanticipated proceeds at a lower interest rate.

      Tax-exempt bonds are subject to special risk. Changes in tax laws or adverse determinations by the Internal Revenue Service may make the income from some of these bonds taxable. Bonds that are backed by the issuer's taxing authority, known as general obligation bonds, may partially depend for payment on legislative appropriation and/or aid from other governments. These bonds may be vulnerable to legal limits on a government's power to raise revenue or increase taxes. Other tax-exempt bonds, known as special revenue obligations, are payable from revenues earned by a particular project or other revenue source. These bonds are subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or private company, rather than to the credit of the state or local government issuer of the bonds.


      The interest income distributed by the Fund from certain tax-exempt bonds may be subject to the federal Alternative Minimum Tax for individuals and corporations. Consult your tax advisor for more information.

      Because the Fund seeks to achieve capital appreciation, you could receive capital gains distributions. (See "Tax Consequences.")

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in Managed Municipals Fund if you:

      - want the higher return and income potential offered by high-yield bonds, but want to balance their greater risk with a substantial portion of the Fund invested in investment-grade bonds
      - are in a tax bracket that makes tax-exempt investing appropriate for you
      -     want income that is exempt from ordinary federal income tax
      -     want a balance between return potential and capital preservation
      - are a long-term investor looking to diversify your portfolio by investing in fixed-income securities


      Managed Municipals Fund is not appropriate for investors who:

      -     are saving for a short-term investment
      -     want to avoid volatility or possible losses
      -     are not interested in generating current income


FUND PERFORMANCE The following charts show the Fund's performance for the past
      10 calendar years through Dec. 31, 2000. The returns include the reinvestment of dividends and distributions. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]

-----------------------------------------------------------------------------------------------------
 16%                                          16.63%
 14%
 12%
 10%   11.88%             11.25%                                                             12.48%
  8%             8.29%                                           9.31%
  6%
  4%                                                                      5.50%
  2%                                                    3.77%
  0%                                                                               -3.44%
 -5%                                -5.37%
- ---------------------------------------------------------------------------------------------------
       1991      1992     1993      1994      1995      1996     1997     1998     1999      2000
- ---------------------------------------------------------------------------------------------------



[/bar chart]
[  ] Managed Municipals Fund
The Fund's year-to-date total return through Sept. 30, 2001, was +5.85%. For the period shown in the bar chart above:
Best quarter:  1st quarter 1995, +6.42%
Worst quarter: 1st quarter 1994, -5.24%


      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. We compare the Fund's returns with returns for the Lehman Brothers Municipal Bond Index. We show returns for calendar years to be consistent with the way other mutual funds report performance in their prospectuses. This provides an indication of the risks of investing in the Fund.


- --------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURNS
- --------------------------------------------------------------------------------
                                               PERIODS ENDING DEC. 31, 2000
                                          --------------------------------------
Managed Municipals Fund                     1 YR           5 YR          10 YR
- --------------------------------------------------------------------------------
                                           12.48           5.38           6.81
- --------------------------------------------------------------------------------

Lehman Brothers Municipal Bond Index*      11.68%          5.84%          7.32%
- --------------------------------------------------------------------------------


      *The Lehman Brothers Municipal Bond Index is an unmanaged group of securities that differs from the Fund's composition; it is not available for direct investment.

YOUR EXPENSES This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund pays fees and other expenses that reduce your investment return.


ANNUAL FUND OPERATING EXPENSES (B)
(expenses that are deducted from Fund assets)
- --------------------------------------------------------------------------------
Management fees(c)                                                         0.54%
Distribution (12b-1) fees                                                  None
Other expenses                                                             0.20%
- --------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                       0.74%


      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.
      (b) Fund expenses include management fees and administration costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Fund pays a management fee of 0.42% and an administration fee of 0.12%.


EXPENSE EXAMPLE

This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the same hypothetical assumptions that other funds use in their prospectuses:

- -     $10,000 initial investment

- -     5% total return each year

- -     Fund's operating expenses remain the same

- -     redemption at the end of each time period

Your actual costs may be higher or lower because in reality fund returns and other expenses change. Expenses based on these assumptions are:


- --------------------------------------------------------------------------------
                                 EXPENSE EXAMPLE
- --------------------------------------------------------------------------------
                                        1 yr      3 yrs      5 yrs       10 yrs
- --------------------------------------------------------------------------------
Managed Municipals Fund                 $76        $237       $411        $918

THE FUNDS
HIGH-YIELD MUNICIPALS FUND, CLASS S

INVESTMENT GOALS The Fund seeks a high level of total return consisting of current income exempt from ordinary federal income tax and opportunities for capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES The Fund invests all of its assets in SR&F
      High-Yield Municipals Portfolio (the "Portfolio") as part of a master fund/feeder fund structure. It is a fundamental policy that the Portfolio's assets will be invested so that at least 80% of the Portfolio's gross income will be exempt from federal income tax. The Portfolio may invest up to 20% of its total assets in high-quality taxable money market instruments. The portfolio manager may purchase bonds of any maturity.


      Under normal circumstances, the portfolio manager invests at least 80% of the Portfolio's net assets (plus any borrowings for investment purposes) in relatively high-yielding securities. These generally are medium- or lower-rated securities or unrated securities of comparable quality, but also may include other securities that have the potential for high yield, such as inverse floating rate obligations. Lower-rated securities in which the Portfolio invests are sometimes referred to as "junk bonds." Investment in higher-quality securities may reduce the Fund's current income.



      The Fund seeks to achieve capital appreciation through purchasing bonds that increase in market value. In addition, to a limited extent, the Portfolio may seek capital appreciation by using hedging techniques such as futures and options.


      The Portfolio may also invest 25% or more of its assets in industrial development bonds or participation interests in those bonds.

      The Portfolio is permitted to invest all of its assets in bonds subject to the alternative minimum tax.

      Additional strategies that are not principal investment strategies and the risks associated with them are described later in this Prospectus under "Other Investments and Risks."

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks not described here) which could prevent the Fund from achieving its investment goals. You may lose money by investing in the Fund.

      Management risk means that the advisor's stock and bond selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with similar investment goals. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goals or perform favorably compared with comparable funds.


      Interest rate risk is the risk of a change in the price of a bond when prevailing interest rates increase or decline. In general, if interest rates rise, bond prices fall, and if interest rates fall, bond prices rise. Changes in the values of bonds usually will not affect the amount of income the Fund receives from them but will affect the value of the Fund's shares. Interest rate risk is generally greater for bonds with longer maturities.


      Because the Portfolio may invest in debt securities, the Fund is subject to issuer risk. Issuer risk is the possibility that changes in the financial condition of the issuer of a security, changes in general economic conditions, or changes in economic conditions that affect the issuer may impact its actual or perceived willingness or ability to make timely payment of interest or principal. This could result in a decrease in the price of the security and in some cases a decrease in income.


      Lower-rated debt securities, commonly referred to as "junk bonds", involve greater risk of loss due to credit deterioration and are less liquid, especially during periods of economic uncertainty or change, than higher-quality debt securities. Lower-rated debt securities generally have a higher risk that the issuer of the security may default and not make payment of interest or principal.


      An economic downturn could severely disrupt the high-yield market and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest. In addition, lower-quality bonds are less sensitive to interest rate changes than higher-quality instruments and generally are more sensitive to adverse economic changes or individual corporate developments. During a period of adverse economic changes, including a period of rising interest rates, issuers of such bonds may experience difficulty in servicing their principal and interest payment obligations.

      Call risk is the chance that during periods of falling interest rates, a bond issuer will "call" -- or repay -- its high-yielding bond before the bond's maturity date. The Fund could experience a decline in income if the Portfolio has to reinvest the unanticipated proceeds at a lower interest rate.

      Tax-exempt bonds are subject to special risk. Changes in tax laws or adverse determinations by the Internal Revenue Service may make the income from some of these bonds taxable. Bonds that are backed by the issuer's taxing authority, known as general obligation bonds, may partially depend for payment on legislative appropriation and/or aid from other governments. These bonds may be vulnerable to legal limits on a government's power to raise revenue or increase taxes. Other tax-exempt bonds, known as special revenue obligations, are payable from revenues earned by a particular project or other revenue source. These bonds are subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or private company, rather than to the credit of the state or local government issuer of the bonds.

      Because the Portfolio may invest 25% or more of its total assets in industrial development bonds or participation interests therein, the Portfolio may be more adversely affected than competing funds by an economic, business or political development or change.

      Inverse floating rate obligations represent interests in bonds. They carry coupon rates that vary inversely to changes in short-term rates. As short-term rates rise, inverse floaters produce less income. In addition, prices of inverse floaters are more volatile than similar maturity bonds. The market value of inverse floaters falls when long-term rates rise, but will fall further than a similar maturity bond (and will also increase more when long-term rates fall). The advisor has set an internal policy to invest no more than 15% of the Fund's total assets in inverse floating rate obligations.


      The interest income distributed by the Fund from certain tax-exempt bonds may be subject to federal Alternative Minimum Tax for individuals and corporations. Consult your tax advisor for more information.


      Because the Fund seeks to achieve capital appreciation, you could receive capital gains distributions. (See "Tax Consequences.")

      An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      WHO SHOULD INVEST IN THE FUND?

      You may want to invest in High-Yield Municipals Fund if you:
      - want income that is exempt from ordinary federal income tax and want the higher return potential associated with investing in lower-rated debt securities and can tolerate the high level of risk associated with such securities

      - are in a tax bracket that makes tax-exempt investing appropriate for you
      - are a long-term investor and are looking to diversify your investment portfolio with tax-exempt lower-rated debt securities

      High-Yield Municipals Fund is not appropriate for investors who:
      -     are saving for the short-term
      -     want a relatively low-risk fixed-income investment
      -     want to avoid volatility or possible losses
      -     are not interested in generating current income


      FUND PERFORMANCE The following charts show the Fund's performance for the past 10 calendar years through Dec. 31, 2000. The returns include the reinvestment of dividends and distributions. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.

      YEAR-BY-YEAR TOTAL RETURNS

      Year-by-year calendar total returns show the Fund's volatility over a period of time. This chart illustrates performance differences for each calendar year and provides an indication of the risks of investing in the Fund.

[bar chart]


--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
 18%
 15%                                         17.72%
 12%
  9%   9.84%             10.64%
  6%                                                            9.53%                       7.15%
  3%            5.35%                                  4.48%             5.28%
  0%                                                                              -2.14%
 -5%                               -4.03%
- -------------------------------------------------------------------------------------------------
       1991     1992     1993      1994      1995      1996     1997     1998     1999      2000
- -------------------------------------------------------------------------------------------------



[/bar chart]
[  ] High-Yield Municipals Fund
The Fund's year-to-date total return through Sept. 30, 2001, was +5.27%. For the period shown in the bar chart above:
Best quarter: 1st quarter 1995, +7.00%
Worst quarter:  1st quarter 1994, -5.11%

      AVERAGE ANNUAL TOTAL RETURNS

      Average annual total returns are a measure of the Fund's average performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses. We compare the Fund's returns with returns for the Lehman Brothers Municipal Bond Index. We show returns for calendar years to be consistent with the way other mutual funds report performance in their prospectuses. This provides an indication of the risks of investing in the Fund.


 --------------------------------------------------------------------------------
                          AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------
                                                 PERIODS ENDING DEC. 31, 2000
                                              ----------------------------------
High-Yield Municipals Fund                     1 YR            5 YR       10 YR
- --------------------------------------------------------------------------------
                                               7.15%           4.79%       6.21%
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index*         11.68%           5.84%       7.32%


      * The Lehman Brothers Municipal Bond Index is an unmanaged group of securities that differs from the Fund's composition; it is not available for direct investment.

YOUR EXPENSES This table shows fees and expenses you may pay if you buy and hold shares of the Fund. You do not pay any sales charge when you purchase or sell your shares.(a) However, you pay various other indirect expenses because the Fund or the Portfolio pays fees and other expenses that reduce your investment return.


---------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES(b)
---------------------------------------------------------------------------------
(expenses that are deducted from Fund assets)
---------------------------------------------------------------------------------
Management fees(c)                                                         0.56%
Distribution (12b-1) fees                                                  None
Other expenses                                                             0.25%
---------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                       0.81%


      (a) There is a $7 charge for wiring redemption proceeds to your bank. A fee of $5 per quarter may be charged to accounts that fall below the required minimum balance.

      (b) Annual fund operating expenses consist of Fund expenses plus the Fund's share of the expenses of the Portfolio. Fund expenses include management fees and administration costs such as furnishing the Fund with offices and providing tax and compliance services.

      (c) The Portfolio pays a management fee of 0.43% and the Fund pays an administration fee of 0.13%.

      EXPENSE EXAMPLE

      This example helps you compare the cost of investing in the Fund to the cost of investing in other mutual funds. It uses the same hypothetical assumptions that other funds use in their prospectuses:

      -     $10,000 initial investment

      -     5% total return each year

      -     Fund's operating expenses remain the same

      -     redemption at the end of each time period

      Your actual costs may be higher or lower because in reality fund returns and other expenses change. This example reflects expenses of both the Fund and the Portfolio. Expenses based on these assumptions are:


- --------------------------------------------------------------------------------
                                 EXPENSE EXAMPLE
- --------------------------------------------------------------------------------
                                       1 yr      3 yrs       5 yrs      10 yrs
- --------------------------------------------------------------------------------
High-Yield Municipals Fund             $83       $259        $450       $1,002

FINANCIAL HIGHLIGHTS


      The financial highlights tables are intended to help you understand the Funds' financial performance. Information is shown for the Funds' last five fiscal years, which run from July 1 to June 30, unless otherwise indicated. The total returns in the tables represent the rate that you would have earned (or lost) on an investment in the Funds (assuming reinvestment of all dividends and distributions). This information has been derived from the Funds' financial statements which have been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, is included in the Funds' annual report. You can request a free annual report by calling 1-800-338-2550.


MUNICIPAL MONEY MARKET FUND


- ------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
- ------------------------------------------------------------------------------------------------------------------
                                                                                Year ended June 30,
                                                          --------------------------------------------------------
                                                              2001        2000       1999       1998       1997
NET ASSET VALUE, BEGINNING OF PERIOD                        $  1.000   $  1.000   $  1.000   $  1.000   $  1.000

Income From Investment Operatiions

Net investment income(a)                                       0.033      0.031      0.027      0.031      0.030

Distributions from net investment income                      (0.033)    (0.031)    (0.027)    (0.031)    (0.030)

NET ASSET VALUE, END OF PERIOD                                $1.000     $1.000   $  1.000   $  1.000   $  1.000

Ratio of net expenses to average net assets                    0.70%      0.70%      0.70%      0.70%      0.70%
Ratio of net investment income to average net assets           3.31%      3.19%      2.69%      3.06%      2.98%
Waiver/Reimbursement                                           0.11%      0.10%      0.09%      0.16%      0.16%
TOTAL RETURN(b)                                                3.39%      3.20%      2.73%      3.10%      3.04%

Net assets, end of period (000's)                           $108,077   $113,815   $119,032   $115,279   $118,424

INTERMEDIATE MUNICIPALS FUND, CLASS S



- ---------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
- ---------------------------------------------------------------------------------------------------------------------
                                                                                Year ended June 30,
                                                             --------------------------------------------------------
                                                                 2001         2000       1999       1998       1997
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.96     $  11.23   $  11.57   $  11.38   $  11.22

Income From Investment Operations
Net investment income                                             0.54(a)      0.28       0.54       0.54       0.55
Net  realized and unrealized gain (loss) on investments           0.40        (0.27)     (0.30)      0.22       0.22
TOTAL  FROM INVESTMENT OPERATIONS                                 0.94         0.01       0.24       0.76       0.77

DISTRIBUTIONS
Net investment income                                            (0.54)       (0.26)     (0.54)     (0.54)     (0.55)
Net realized capital gains                                          --        (0.02)     (0.04)     (0.03)     (0.06)
TOTAL DISTRIBUTIONS                                              (0.54)       (0.28)     (0.58)     (0.57)     (0.61)

NET ASSET VALUE, END OF PERIOD                                $  11.36     $  10.96   $  11.23   $  11.57   $  11.38

Ratio of net expenses to average net assets                      0.70%(c)     0.70%      0.70%      0.70%      0.70%
Ratio of net investment income to average net assets             4.79%(c)     4.93%      4.58%      4.70%      4.84%
Waiver/Reimbursement                                             0.18%        0.11%      0.09%      0.11%      0.12%
Portfolio turnover rate                                            17%          26%        48%        29%        44%
TOTAL RETURN(d)                                                  8.74%        3.10%      2.08%      6.84%      7.07%

Net assets, end of period (000's)                             $132,201     $135,810   $168,896   $195,651   $196,006

MANAGED MUNICIPALS FUND


- ---------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
- ---------------------------------------------------------------------------------------------------------------------
                                                                                Year ended June 30,
                                                             --------------------------------------------------------
                                                                2001        2000        1999        1998       1997
NET ASSET VALUE, BEGINNING OF PERIOD                          $  8.65     $  9.07    $   9.38    $   9.11   $   8.85

INCOME FROM INVESTMENT OPERATIONS
Net investment income                                            0.45(a)     0.47        0.47        0.48       0.48
Net realized and unrealized gains (losses) on investments        0.41       (0.32)      (0.31)       0.27       0.26
TOTAL  FROM INVESTMENT OPERATIONS                                0.86        0.15        0.16        0.75       0.74

DISTRIBUTIONS
Net investment income                                           (0.45)      (0.47)      (0.47)      (0.48)     (0.48)
Net realized gains                                              (0.07)      (0.10)         --          --         --
Total distributions                                             (0.52)      (0.57)      (0.47)      (0.48)     (0.48)
NET ASSET VALUE, END OF PERIOD                                $  8.99     $  8.65    $   9.07    $   9.38   $   9.11

Ratio of net expenses to average net assets(c)                   0.74%       0.69%      0.72%       0.72%      0.73%
Ratio of net investment income to average net assets(c)          5.07%       5.39%      5.02%       5.14%      5.31%
Portfolio turnover rate                                            17%         19%        17%         12%        16%
TOTAL RETURN                                                    10.13%       1.86%      1.67%       8.37%      8.56%

Net assets, end of period (000's)                             $454,366    $458,205   $538,322    $583,138   $582,366

HIGH-YIELD MUNICIPALS FUND, CLASS S



- -------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
- -------------------------------------------------------------------------------------------------------------------------
                                                                                Year ended June 30,
                                                             ------------------------------------------------------------
                                                                 2001         2000       1999         1998         1997
NET ASSET VALUE, BEGINNING OF PERIOD                          $  11.04     $  11.71   $  11.97     $  11.67     $  11.40

INCOME FROM INVESTMENT OPERATIONS
Net investment income                                             0.65(a)      0.65       0.63         0.65         0.72
Net realized and unrealized (losses) on investments               0.08        (0.68)     (0.25)        0.30         0.27
TOTAL  FROM INVESTMENT OPERATIONS                                 0.73        (0.03)      0.38         0.95         0.99

DISTRIBUTIONS
Net investment income                                            (0.65)       (0.64)     (0.64)       (0.65)       (0.72)

NET ASSET VALUE, END OF PERIOD                                $  11.12     $  11.04   $  11.71     $  11.97     $  11.67

Ratio of net expenses to average net assets                      0.81%        0.78%      0.77%        0.75%        0.77%
Ratio of net investment income to average net assets             5.86%        5.82%      5.26%        5.48%        6.20%
Portfolio turnover rate (e)                                        N/A          N/A        N/A           8%          11%
TOTAL RETURN                                                     6.78%      (0.16)%      3.18%(f)     8.32%        8.91%

Net assets, end of period (000's)                             $224,950     $253,787   $297,874     $341,780     $306,070



(a) Per share data was calculated using average shares outstanding during the period.
(b)   Computed giving effect to Stein Roe's expense limitation undertaking.
(c) The benefits derived from custody credits and directed brokerage arrangements had no impact.
(d) Computed giving effect to Stein Roe's, Administrator's and Distributor's expense limitation undertaking.
(e) For fiscal years 1997 to 1998, this represents the portfolio turnover prior to the commencement of operations of the Portfolio. For February 2, 1998 to June 30, 1998, the portfolio turnover for the Portfolio was 3%. For fiscal years 1999 to 2001, this represents the portfolio turnover for the Portfolio.
(f) 0.50% of the return is attributable to a one-time revaluation of a portfolio security reflecting the restructuring of this security. Absent this revaluation, the total return would have been 2.68%.

YOUR ACCOUNT

PURCHASING SHARES You will not pay a sales charge when you purchase Fund shares.
      Your purchases are made at the net asset value next determined after the Fund receives your check, wire transfer or electronic transfer. If a Fund receives your check, wire transfer or electronic transfer after the close of regular trading on the New York Stock Exchange (NYSE) -- normally 4 p.m. Eastern time -- your purchase is effective on the next business day.

      PURCHASES THROUGH THIRD PARTIES

      If you purchase Fund shares through certain broker-dealers, banks or other intermediaries (intermediaries), they may charge a fee for their services. They may also place limits on your ability to use services the Funds offer. There are no charges or limitations if you purchase shares directly from a Fund, except those fees described in this prospectus.

      If an intermediary is an agent or designee of the Funds, orders are processed at the net asset value next calculated after the intermediary receives the order. The intermediary must segregate any orders it receives after the close of regular trading on the NYSE and transmit those orders separately for execution at the net asset value next determined.

      CONDITIONS OF PURCHASE


      An order to purchase Fund shares is not binding unless and until an authorized officer, agent or designee of the Fund accepts it. Once we accept your purchase order, you may not cancel or revoke it; however, you may redeem your shares. A Fund may reject any purchase order if it determines that the order is not in the best interests of the Fund and its investors. A Fund may waive or lower its investment minimums for any reason. If you participate in the Stein Roe Counselor(SM) program or are a client of Stein Roe Investment Counsel, the minimum initial investment is determined by those programs.


-------------------------------------------------------------------------------
                                ACCOUNT MINIMUMS
--------------------------------------------------------------------------------
                                       MINIMUM TO      MINIMUM     MINIMUM
TYPE OF ACCOUNT                     OPEN AN ACCOUNT    ADDITION    BALANCE
--------------------------------------------------------------------------------
Regular                                  $2,500          $100      $1,000

Custodial (UGMA/UTMA)                    $1,000          $100      $1,000

Automatic Investment Plan                $1,000           $50          --

Roth and Traditional IRA                 $  500           $50        $500

Educational IRA                          $  500           $50*       $500

      * Maximum $500 contribution per calendar year per child. Beginning January 1, 2002, the maximum contribution per calendar year per child will be increased to $2,000.

      OPENING AN ACCOUNT


---------------------------------------------------------------------------------------------------------
                                      OPENING OR ADDING TO AN ACCOUNT
----------------------------------------------------------------------------------------------------------
                BY MAIL:                                      BY WIRE:
----------------------------------------------------------------------------------------------------------
OPENING AN      Complete the application.                     Mail your application to the address listed
ACCOUNT         Make check payable to Stein Roe               on the left, then call 1-800-338-2550 to
                Mutual Funds.                                 obtain an account number.  Include your
                                                              Social Security Number.  To wire funds, use
                Mail application and check to:                the instructions below.
                  Stein Roe Mutual Funds
                  P.O. Box 8900
                  Boston, MA 02205-8900
                Overnight address:
                  Stein Roe Mutual Funds
                  One Financial Center, 10th Floor
                  Boston, MA 02111-2621


ADDING TO AN    Make check payable to Stein Roe Mutual        Wire funds to:
ACCOUNT         Funds.  Be sure to write your account           FleetBoston
                number on the check.                            ABA: 011000390
                                                                Attn: Liberty Funds Services, Inc.,
                Fill out investment slip (stub from your          Account No. 98227776
                statement or confirmation) or include a
                note indicating the amount of your              Your name (exactly as in the
                purchase, your account number, and the name       registration).
                in which your account is registered.            Your account number.

                Mail check with investment slip or note         Fund Numbers:
                to the address above.                           330 -- Municipal Money Market Fund
                                                                308 -- Intermediate Municipals Fund
                                                                337 -- Managed Municipals Fund
                                                                328 -- High-Yield Municipals Fund

- ----------------------------------------------------------------------------------------------------------
                                      OPENING OR ADDING TO AN ACCOUNT
- ----------------------------------------------------------------------------------------------------------
              BY ELECTRONIC FUNDS                                                 THROUGH AN
              TRANSFER:                              BY EXCHANGE:                 INTERMEDIARY:
- ----------------------------------------------------------------------------------------------------------
OPENING AN    You cannot open a new account via      By mail, phone, or web.      Contact your financial
ACCOUNT       electronic transfer.                                                professional.

ADDING TO     Call 1-800-338-2550 to make your       By mail, phone, or web.      Contact your financial
AN ACCOUNT    purchase.  To set up prescheduled                                   professional.
              purchases, be sure to elect the
              Automatic Investment Plan (Stein
              Roe Asset(SM) Builder) option on
              your application.


      All checks must be made payable in U.S. dollars and drawn on U.S. banks. Money orders and third-party checks will not be accepted.

DETERMINING SHARE PRICE A Fund's share price is its net asset value next determined. Net asset value is the difference between the values of a Fund's assets and liabilities divided by the number of shares outstanding. We determine net asset value at the close of regular trading on the NYSE -- normally 4 p.m. Eastern time, except that certain classes of assets, such as index futures, for which the market close occurs shortly after the close of regular trading on the Exchange will be priced at the closing time of the market on which they trade. If you place an order after that time, you receive the share price determined on the next business day.


      Securities held by Intermediate Municipals Fund, Managed Municipals Fund, and High-Yield Municipals Portfolio are valued based on valuations provided by a pricing service. When the price of a security is not available, including days when we determine that the sale or bid price of the security does not reflect that security's market value, we value the security at a fair value determined in good faith under procedures established by the Board of Trustees. We value a security at fair value when events have occurred after the last available market price and before the close of the NYSE that materially affect the security's price.

      Municipal Money Market Fund attempts to maintain its net asset value at $1 per share. We value portfolio securities held by Municipal Money Market Portfolio based on their amortized cost, which does not take into account unrealized gains or losses. The extent of any deviation between the net asset value based upon market quotations or equivalents and $1 per share based on amortized cost will be examined by the Board. If such deviation were to exceed -1/2 of 1%, the Board would consider what action, if any, should be taken, including selling portfolio securities, increasing, reducing, or suspending distributions or redeeming shares in kind. Securities and other assets for which this valuation method does not produce a fair value are valued at a fair value determined in good faith by the Board.

SELLING SHARES You may sell your shares any day the Funds are open for business. Please follow the instructions below.


--------------------------------------------------------------------------------
                                 SELLING SHARES
--------------------------------------------------------------------------------
BY MAIL:          Send a letter of instruction, in English, including your
                  account number and the dollar value or number of shares you wish to sell. Sign the request exactly as the account is
                  registered. A signature guarantee may be required; please call
                  1-800-338-2550 to confirm. All supporting legal documents as required from executors, trustees, administrators, or others acting on accounts not registered in their names, must
                  accompany the request. We will mail the check to your
                  registered address.

BY PHONE:         You may sell your shares by telephone and request that a check be sent to your address of record by calling 1-800-338-2550, unless you have notified the Fund of an address change within the previous 30 days. The dollar limit for telephone
                  redemptions is $100,000 in a 30-day period. This feature is automatically added to your account.

BY WIRE: Fill out the appropriate areas of the account application for this feature. Proceeds of $1,000 or more may be wired to your predesignated bank account. Call 1-800-338-2550 to give instructions to Stein Roe. There is a $7 charge for wiring redemption proceeds to your bank.

BY ELECTRONIC     Fill out the appropriate areas of the account application for
TRANSFER:         this feature. To request an electronic transfer (not less than
                  $50; not more than $100,000), call 1-800-338-2550. We will transfer your sale proceeds electronically to your bank. The bank must be a member of the Automated Clearing House.

BY EXCHANGE:      Call 1-800-338-2550 to exchange any portion of your Fund
                  shares for shares in any other Stein Roe no-load fund.

BY                Send a letter of instruction, in English, including your
AUTOMATIC         account number and the amount to be exchanged to each Fund.
EXCHANGE:         Redeem a fixed amount on a regular basis (not less than $50 per month; not more than $100,000) from a Fund for investment in another Stein Roe no-load fund.

BY CHECK          Complete the appropriate section of the account application
WRITING           for this feature. You may redeem shares of Municipal Money
(MUNICIPAL        Market Fund by writing checks (minimum $50) that are drawn
MONEY MARKET      against a special checking account the Fund has with the
FUND ACCOUNTS     Boston Safe Deposit and Trust Company.
ONLY)

BY WEB: You may sell your shares through the Internet and request the proceeds be sent to your address of record or to your pre-designated bank on record via Automated Clearing House or exchange your shares to another Stein Roe no-load fund.

      WHAT YOU NEED TO KNOW WHEN SELLING SHARES

      Once we receive and accept your order to sell shares, you may not cancel or revoke it. We cannot accept an order to sell that specifies a particular date or price or any other special conditions. If you have any questions about the requirements for selling your shares, please call 1-800-338-2550 before submitting your order.

      A Fund redeems shares at the net asset value next determined after an order has been accepted. We mail proceeds within seven days after the sale. The Funds normally pay wire redemption or electronic transfer proceeds on the next business day.

      We will not pay sale proceeds until your shares are paid for. If you attempt to sell shares purchased by check or electronic transfer within 15 days of the purchase date, we will delay sending the sale proceeds until we can verify that those shares are paid for. You may avoid this delay by purchasing shares by a federal funds wire.

      We use procedures reasonably designed to confirm that telephone instructions are genuine. These include recording the conversation, testing the identity of the caller by asking for account information, and sending prompt written confirmation of the transaction to the shareholder of record. If these procedures are followed, the Fund and its service providers will not be liable for any losses due to unauthorized or fraudulent instructions.

      If the amount you redeem is in excess of the lesser of (1) $250,000 or (2) 1% of the Fund's assets, the Fund may pay the redemption "in kind." This is payment in portfolio securities rather than cash. If this occurs, you may incur transaction costs when you sell the securities.

      INVOLUNTARY REDEMPTION


      Except with respect to IRA accounts, if your account value falls below $1,000 (other than as a result of depreciation in share value), the Fund may redeem your shares and send the proceeds to the registered address. You will receive notice 30 days before this happens.


      LOW BALANCE FEE

      Due to the expense of maintaining accounts with low balances, if your account balance falls below $2,000 ($800 for custodial accounts), you will be charged a low balance fee of $5 per quarter. The low balance fee does not apply to: (1) shareholders whose accounts in the Stein Roe Funds total $50,000 or more; (2) Stein Roe IRAs; (3) other Stein Roe prototype retirement plans; (4) accounts with automatic investment plans (unless regular investments have been discontinued); or (5) omnibus or nominee accounts. A Fund can waive the fee, at its discretion, in the event of significant market corrections.

EXCHANGING SHARES You may exchange Fund shares for shares of other Stein Roe no-load funds. Call 1-800-338-2550 to request a prospectus and application for the fund you wish to exchange into. Please be sure to read the prospectus carefully before you exchange your shares.

      The account you exchange into must be registered exactly the same as the account you exchange from. You must meet all investment minimum requirements for the fund you wish to exchange into before we can process your exchange transaction.

      An exchange is a redemption and purchase of shares for tax purposes, and you may realize a gain or a loss when you exchange Fund shares for shares of another fund.

      We may change, suspend or eliminate the exchange service after notification to you.

      Generally, we limit you to four telephone exchange "roundtrips" per year. A roundtrip is an exchange out of a Fund into another Stein Roe no-load fund and then back to that Fund.

FUND POLICY ON TRADING OF FUND SHARES The Fund does not permit short-term or excessive trading in their shares. Excessive purchases, redemptions or exchanges of Fund shares disrupt portfolio management and increase Fund expenses. In order to promote the best interests of the Fund, the Fund reserves the right to reject any purchase order or exchange request, particularly from market timers or investors who, in the advisor's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to a Fund. The fund into which you would like to exchange also may reject your request.

REPORTING TO SHAREHOLDERS To reduce the volume of mail you receive, only one copy of certain materials, such as shareholder reports, will be mailed to your household

      (same address). Please call 1-800-338-2550 if you want to receive additional copies free of charge. This policy may not apply if you purchase shares through an intermediary.

DIVIDENDS AND DISTRIBUTIONS Each Fund declares dividends daily and pays them monthly, and any capital gains (including short-term capital gains) at least annually.

      A dividend from net investment income represents the income a Fund earns from dividends and interest paid on its investments, after payment of the Fund's expenses.

      A capital gain is the increase in value of a security that the Fund holds. The gain is "unrealized" until the security is sold. Each realized capital gain is either short term or long term depending on whether the Fund held the security for one year or less or more than one year, regardless of how long you have held your Fund shares.

      When a Fund makes a distribution of income or capital gains, the distribution is automatically invested in additional shares of that Fund unless you elect on the account application to have distributions paid by check.

--------------------------------------------------------------------------------
OPTIONS FOR RECEIVING DISTRIBUTION AND REDEMPTION PROCEEDS:
- -     by check
- -     by electronic transfer into your bank account
- -     a purchase of shares of another Stein Roe fund
- -     a purchase of shares in a Stein Roe fund account of another person

--------------------------------------------------------------------------------


      Distributions of $10 or less will automatically be reinvested in additional Fund shares. If you elect to receive distributions by check and a distribution check is returned to a Fund as undeliverable, we will change the distribution option on your account and reinvest the proceeds of the check in additional shares of that Fund. You will not receive any interest on amounts represented by uncashed distribution or redemption checks.

      TAX CONSEQUENCES

      For federal income tax purposes, distributions of net investment income by a Fund, whether in cash or additional securities, will ordinarily constitute tax-exempt income. Ordinarily, distributions to shareholders from gains realized by a Fund on the sale or exchange of investments will be taxable to shareholders. In addition, an investment in a Fund may result in liability for federal AMT both for some individuals and corporate shareholders.

      You will be provided with information each year regarding the amount of ordinary income and capital gains distributed to you for the previous year and any portion of your distributions that is exempt from state and local taxes. Your investment in a Fund may have additional personal tax implications. Please consult your tax advisor on state, local or other applicable taxes.

      In addition to the dividends and capital gains distributions made by a Fund, you may realize a capital gain or loss when selling and exchanging Fund shares. Such transactions may be subject to federal income tax.

OTHER INVESTMENTS AND RISKS

      The Funds' principal investment strategies and their associated risks are described above. This section describes other investments the Funds and Portfolios may make and the risks associated with them. In seeking to achieve their investment goals, the Funds and Portfolios may invest in various types of securities and engage in various investment techniques which are not the principal focus of the Funds and Portfolios and therefore are not described in this prospectus. These types of securities and investment practices are identified and discussed in the Funds' Statement of Additional Information, which you may obtain free of charge (see For More Information). Except as otherwise noted, approval by the Funds' shareholders is not required to modify or change the Funds' investment goals or any of their investment strategies.


DERIVATIVE STRATEGIES Managed Municipals Fund, Intermediate Municipals Fund, and
      High-Yield Municipals Portfolio may enter into a number of hedging strategies, including those that employ futures and options, to gain or reduce exposure to particular securities or markets. These strategies, commonly referred to as derivatives, involve the use of financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Funds and the Portfolio may use these strategies to adjust the Funds' and the Portfolios' sensitivity to changes in interest rates, or for other hedging purposes (i.e., attempting to offset a potential loss in one position by establishing an interest in an opposite position). Derivative strategies involve the risk that they may exaggerate a loss, potentially losing more money than the actual cost of the underlying security, or limit a potential gain. Also, with some derivative strategies there is the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Funds or the Portfolio.


ASSET-BACKED SECURITIES Each Fund and each Portfolio may invest in asset-backed securities, which are interests in pools of debt securities backed by various types of loans such as mortgages and student loans. These securities involve prepayment risk, which is the possibility that the underlying debt may be refinanced or prepaid prior to maturity during periods of declining interest rates. A decline in interest rates may lead to a faster rate of repayment on asset-backed securities and, therefore, cause the Fund to earn a lower interest rate on reinvestment. In addition, the potential impact of prepayment on the price of an asset-backed security may be difficult to predict and result in greater volatility. During periods of rising interest rates, asset-backed securities have a high risk of declining in price because the declining prepayment rates effectively increase the maturity of the securities.

MUNICIPAL LEASE OBLIGATIONS Municipal lease obligations are revenue bonds backed by leases or installment purchase contracts. Municipal leases are issued by a state or local governments and authorities to acquire property or equipment. They frequently involve special risks not normally associated with general obligation or revenue bonds. Municipal lease obligations may not be backed by the issuing municipality, and many have a "non-appropriation" clause. A non-appropriation clause relieves the issuer of any lease obligation from making future payments under the lease unless money is appropriated for such purpose on a periodic basis. In addition, such lease obligation payments to a Fund may be suspended if the issuing municipality is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. The disposition of the property in the event of non-appropriation or foreclosure may be difficult, time-consuming and costly and result in a delay in recovery or the failure to fully recover the Fund's original investment.

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS When-issued securities and forward commitments are securities that are purchased prior to the date they are actually issued or delivered. These securities involve the risk that they may fall in value by the time they are actually issued or that the other party may fail to honor the contract terms.

ZERO COUPON SECURITIES Managed Municipals Fund, Intermediate Municipals Fund, and High-Yield Municipals Portfolio may invest in zero coupon securities. These securities do not pay interest in cash on a current basis, but instead accrue over the life of the bond. As a result, these securities are issued at a deep discount. The value of these securities may fluctuate more than the value of similar securities that pay interest periodically. Although these securities pay no interest to holders prior to maturity, interest accrued on these securities is reported as income to the Fund and distributed to its shareholders.

INVERSE FLOATING RATE OBLIGATIONS Managed Municipals Fund, Intermediate
      Municipals Fund, and High-Yield Municipals Portfolio may invest in inverse floating rate obligations representing interests in bonds. They carry coupon rates that vary inversely to changes in short-term rates. As short-term interest rates rise, inverse floaters produce less income. In addition, prices of inverse floaters are more volatile than similar maturity bonds. The market value of the inverse floaters fall further than a similar maturity bond (and will also increase more when long-term rates fall).

PORTFOLIO TURNOVER There are no limits on turnover. Turnover may vary significantly from year to year. The advisor does not expect it to exceed 100% under normal conditions. Each Fund generally intends to purchase securities for long-term investment, although, to a limited extent, it may purchase securities in anticipation of relatively short-term price gains. Each Fund will also sell securities without regard to turnover if it believes that developments within specific issuers, sectors or the market as a whole so warrant. Portfolio turnover typically results in transaction costs and produces capital gains or losses resulting in tax consequences for Fund investors. It also increases transaction expenses, which reduce the Fund's return.

TEMPORARY DEFENSIVE POSITIONS At times, the advisor may determine that adverse market conditions make it desirable to temporarily suspend the Fund's normal investment activities. During such times, the Fund may, but is not required to, invest in cash or high-quality, short-term debt securities, without limit. Taking a temporary defensive position may prevent the Fund from achieving its investment goals.

INTERFUND LENDING PROGRAM The Funds and Portfolios may lend money to and borrow money from other funds advised by Stein Roe. They will do so when Stein Roe believes such lending or borrowing is necessary and appropriate. Borrowing costs will be the same as or lower than the costs of a bank loan.

THE FUNDS' MANAGEMENT


INVESTMENT ADVISOR Stein Roe & Farnham Incorporated (Stein Roe), One South
      Wacker Drive, Chicago, IL 60606, manages the day-to-day operations of the Funds and Portfolios. Stein Roe (and its predecessor) has advised and managed mutual funds since 1949. For the fiscal year ended June 30, 2001, the Funds and the Portfolios paid to Stein Roe the following aggregate fees (as a percent of average net assets):


- --------------------------------------------------------------------------------
                Fund                                                      Fee
- --------------------------------------------------------------------------------
Municipal Money Market Fund/Portfolio                                    0.50%

Intermediate Municipals Fund                                             0.58%

Managed Municipals Fund                                                  0.54%

High-Yield Municipals Fund/Portfolio                                     0.56%


      Stein Roe's mutual funds and institutional investment advisory businesses are part of a larger business unit known as Liberty Funds Group (LFG) that includes several separate legal entities. LFG includes certain affiliates of Stein Roe, including Colonial Management Associates, Inc. (Colonial). The LFG business unit is managed by a single management team. Colonial and other LFG entities also share personnel, facilities, and systems with Stein Roe that may be used in providing administrative or operational services to the Funds. Stein Roe and Colonial are registered investment advisers. Stein Roe also has a wealth management business that is not part of LFG and is managed by a different team. Stein Roe and the other entities that make up LFG are subsidiaries of Liberty Financial Companies, Inc.


PORTFOLIO MANAGERS

      MUNICIPAL MONEY MARKET FUND

      Veronica M. Wallace has been portfolio manager of Municipal Money Portfolio since 1995. Ms. Wallace is a vice president of Stein Roe, which she joined in 1966. She was a trader in taxable money market instruments for Stein Roe from 1987 to 1995.

      INTERMEDIATE MUNICIPALS FUND

      William C. Loring joined Stein Roe in November 1998 as co-portfolio manager of Stein Roe Managed Municipals Fund. Since 1986, he has managed various Liberty tax-exempt funds, including Liberty Tax Exempt Fund since May 1997, Liberty Intermediate Tax Exempt Fund since 1993 and Intermediate Municipals Fund since May 2000.

      Mr. Loring is jointly employed as a senior vice president by both Colonial and Stein Roe and has a bachelor's degree from Bowdoin College.

      MANAGED MUNICIPALS FUND

      William C. Loring and Brian M. Hartford have been co-portfolio managers of Managed Municipals since November 1998, when they joined Stein Roe. In their respective roles, Messrs. Loring and Hartford are jointly employed as senior vice presidents by both Colonial and Stein Roe. They have co-managed the Liberty Tax-Exempt Fund since May 1997. Mr. Loring has also managed the Liberty Intermediate Bond Fund since 1993. Mr. Hartford has a bachelor's degree in finance and investment from Babson College and is a chartered financial analyst. Mr. Loring has a bachelor's degree from Bowdoin College. Messrs. Loring and Hartford have managed various other Liberty tax-exempt funds since 1986 and 1993, respectively.

      HIGH-YIELD MUNICIPALS FUND

      Maureen G. Newman has been portfolio manager of High-Yield Municipals Portfolio since November 1998, when she joined Stein Roe. In her role as portfolio manager, she is jointly employed as a senior vice president by both Colonial and Stein Roe. She has managed tax-exempt funds for Colonial since May 1996. Prior to joining Colonial, Ms. Newman was a portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996. Ms. Newman has a bachelor's degree in economics from Boston College and a master's degree from Babson College. She is a Chartered Financial Analyst.

MASTER/FEEDER FUND STRUCTURE Unlike mutual funds that directly acquire and manage their own portfolios of securities, Municipal Money Market Fund and High-Yield Municipals Fund are "feeder" funds in a "master/feeder" structure. This means that the Funds invests their assets in a larger "master" portfolio of securities (a Portfolio) which has investment goals and policies substantially identical to those of the corresponding Fund. The investment performance of a Fund depends upon the investment performance of its Portfolio. If the investment policies of a Fund and its Portfolio became inconsistent, the Board of Trustees of the Fund can decide what actions to take. Actions the Board of Trustees may recommend include withdrawal of the Fund's assets from the Portfolio. For more information on the master/feeder fund structure, see the SAI.

FOR MORE INFORMATION

You can obtain more information about the Funds' investments in their semiannual and annual reports to investors. These reports discuss the market conditions and investment strategies that affected the Funds' performance over the past six months and year.

You may wish to read the Funds' SAI for more information. The SAI is incorporated into this prospectus by reference, which means that it is considered to be part of this prospectus and you are deemed to have been told of its contents.

To obtain free copies of the Funds' semiannual and annual reports, latest quarterly profile, or the SAI or to request other information about the Funds, write or call:

Stein Roe Mutual Funds
One South Wacker Drive
Suite 3200
Chicago, IL 60606
800-338-2550
www.steinroe.com

Text-only versions of all Fund documents can be viewed online or downloaded from the SEC at www.sec.gov. You can also obtain copies by visiting the following location, and you can obtain copies, upon payment of a duplicating fee by electronic request at the E-mail address publicinfo@sec.gov or by writing the:
Public Reference Room
Securities and Exchange Commission
Washington, DC 20549-0102

Information on the operation of the Public Reference Room may be obtained by calling 1-202-942-8090.


Investment Company Act file number: 811-4367
  Liberty-Stein Roe Funds Municipal Trust

- -     Stein Roe Intermediate Municipals Fund
- -     Stein Roe High-Yield Municipals Fund
- -     Stein Roe Municipal Money Market Fund
- -     Stein Roe Managed Municipals Fund



                         LIBERTY FUNDS DISTRIBUTOR, INC.




DIR-01/793H-1001

This page intentionally left blank

This page intentionally left blank

This page intentionally left blank

[LOGO]
One Financial Center
Boston, MA 02111-621
800-338-2550